Exhibit 99.1

Apple Reports Fourth Quarter Results

September quarter record for Revenue and EPS

Active installed base of devices reaches all-time high for all major product categories

CUPERTINO, California — October 27, 2022 — Apple® today announced financial results for its fiscal 2022 fourth quarter ended September 24, 2022. The Company posted a September quarter record revenue of $90.1 billion, up 8 percent year over year, and quarterly earnings per diluted share of $1.29, up 4 percent year over year. Annual revenue was $394.3 billion, up 8 percent year over year, and annual earnings per diluted share were $6.11, up 9 percent year over year.

“This quarter’s results reflect Apple’s commitment to our customers, to the pursuit of innovation, and to leaving the world better than we found it,” said Tim Cook, Apple’s CEO. “As we head into the holiday season with our most powerful lineup ever, we are leading with our values in every action we take and every decision we make. We are deeply committed to protecting the environment, to securing user privacy, to strengthening accessibility, and to creating products and services that can unlock humanity’s full creative potential.”

“Our record September quarter results continue to demonstrate our ability to execute effectively in spite of a challenging and volatile macroeconomic backdrop,” said Luca Maestri, Apple’s CFO. “We continued to invest in our long-term growth plans, generated over $24 billion in operating cash flow, and returned over $29 billion to our shareholders during the quarter. The strength of our ecosystem, unmatched customer loyalty, and record sales spurred our active installed base of devices to a new all-time high. This quarter capped another record-breaking year for Apple, with revenue growing over $28 billion and operating cash flow up $18 billion versus last year.”

Apple’s board of directors has declared a cash dividend of $0.23 per share of the Company’s common stock. The dividend is payable on November 10, 2022 to shareholders of record as of the close of business on November 7, 2022.

Apple will provide live streaming of its Q4 2022 financial results conference call beginning at 2:00 p.m. PT on October 27, 2022 at apple.com/investor/earnings-call. This webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the payment of the Company’s quarterly dividend, its environmental initiatives, and its plans for new features, products, and long-term growth. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, war, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2022 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net sales:
Products	$70,958	$65,083	$316,199	$297,392
Services	19,188	18,277	78,129	68,425
Total net sales (1)	90,146	83,360	394,328	365,817
Cost of sales:
Products	46,387	42,790	201,471	192,266
Services	5,664	5,396	22,075	20,715
Total cost of sales	52,051	48,186	223,546	212,981
Gross margin	38,095	35,174	170,782	152,836

Operating expenses:
Research and development	6,761	5,772	26,251	21,914
Selling, general and administrative	6,440	5,616	25,094	21,973
Total operating expenses	13,201	11,388	51,345	43,887

Operating income	24,894	23,786	119,437	108,949
Other income/(expense), net	(237)	(538)	(334)	258
Income before provision for income taxes	24,657	23,248	119,103	109,207
Provision for income taxes	3,936	2,697	19,300	14,527
Net income	$20,721	$20,551	$99,803	$94,680

Earnings per share:
Basic	$1.29	$1.25	$6.15	$5.67
Diluted	$1.29	$1.24	$6.11	$5.61
Shares used in computing earnings per share:
Basic	16,030,382	16,487,121	16,215,963	16,701,272
Diluted	16,118,465	16,635,097	16,325,819	16,864,919

(1) Net sales by reportable segment:
Americas	$39,808	$36,820	$169,658	$153,306
Europe	22,795	20,794	95,118	89,307
Greater China	15,470	14,563	74,200	68,366
Japan	5,700	5,991	25,977	28,482
Rest of Asia Pacific	6,373	5,192	29,375	26,356
Total net sales	$90,146	$83,360	$394,328	$365,817

(1) Net sales by category:
iPhone	$42,626	$38,868	$205,489	$191,973
Mac	11,508	9,178	40,177	35,190
iPad	7,174	8,252	29,292	31,862
Wearables, Home and Accessories	9,650	8,785	41,241	38,367
Services	19,188	18,277	78,129	68,425
Total net sales	$90,146	$83,360	$394,328	$365,817

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 24, 2022	September 25, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$23,646	$34,940
Marketable securities	24,658	27,699
Accounts receivable, net	28,184	26,278
Inventories	4,946	6,580
Vendor non-trade receivables	32,748	25,228
Other current assets	21,223	14,111
Total current assets	135,405	134,836

Non-current assets:
Marketable securities	120,805	127,877
Property, plant and equipment, net	42,117	39,440
Other non-current assets	54,428	48,849
Total non-current assets	217,350	216,166
Total assets	$352,755	$351,002

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$64,115	$54,763
Other current liabilities	60,845	47,493
Deferred revenue	7,912	7,612
Commercial paper	9,982	6,000
Term debt	11,128	9,613
Total current liabilities	153,982	125,481

Non-current liabilities:
Term debt	98,959	109,106
Other non-current liabilities	49,142	53,325
Total non-current liabilities	148,101	162,431
Total liabilities	302,083	287,912

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 15,943,425 and 16,426,786 shares issued and outstanding, respectively	64,849	57,365
Retained earnings/(Accumulated deficit)	(3,068)	5,562
Accumulated other comprehensive income/(loss)	(11,109)	163
Total shareholders’ equity	50,672	63,090
Total liabilities and shareholders’ equity	$352,755	$351,002

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 24, 2022	September 25, 2021
Cash, cash equivalents and restricted cash, beginning balances	$35,929	$39,789
Operating activities:
Net income	99,803	94,680
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,104	11,284
Share-based compensation expense	9,038	7,906
Deferred income tax expense/(benefit)	895	(4,774)
Other	111	(147)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,823)	(10,125)
Inventories	1,484	(2,642)
Vendor non-trade receivables	(7,520)	(3,903)
Other current and non-current assets	(6,499)	(8,042)
Accounts payable	9,448	12,326
Deferred revenue	478	1,676
Other current and non-current liabilities	5,632	5,799
Cash generated by operating activities	122,151	104,038
Investing activities:
Purchases of marketable securities	(76,923)	(109,558)
Proceeds from maturities of marketable securities	29,917	59,023
Proceeds from sales of marketable securities	37,446	47,460
Payments for acquisition of property, plant and equipment	(10,708)	(11,085)
Payments made in connection with business acquisitions, net	(306)	(33)
Other	(1,780)	(352)
Cash used in investing activities	(22,354)	(14,545)
Financing activities:
Payments for taxes related to net share settlement of equity awards	(6,223)	(6,556)
Payments for dividends and dividend equivalents	(14,841)	(14,467)
Repurchases of common stock	(89,402)	(85,971)
Proceeds from issuance of term debt, net	5,465	20,393
Repayments of term debt	(9,543)	(8,750)
Proceeds from commercial paper, net	3,955	1,022
Other	(160)	976
Cash used in financing activities	(110,749)	(93,353)
Decrease in cash, cash equivalents and restricted cash	(10,952)	(3,860)
Cash, cash equivalents and restricted cash, ending balances	$24,977	$35,929
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$19,573	$25,385
Cash paid for interest	$2,865	$2,687